UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/06/2007

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

200 Oceangate, Suite 100
Long Beach, CA 90802
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective as of and retroactive to October 1, 2007, Molina Healthcare of Michigan, Inc., a licensed health plan subsidiary of Molina Healthcare, Inc., has entered into a contract amendment with the State of Michigan Department of Management and Budget Purchasing Operations. Based upon the health plan's membership mix, the contract amendment increases the blended per member per month (PMPM) rate under the contract by approximately two percent (2%). The remaining terms and conditions of the contract are otherwise extended without material modification through September 30, 2008. As of September 30, 2007, there were approximately 211,000 Medicaid members covered under the contract.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: December 12, 2007	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer and Corporate Secretary